UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2026

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

345 Allerton Ave.

South San Francisco, California 94080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 26, 2026, Profusa, Inc. (the “Company”) received a letter (the “Determination Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that following the effectiveness of its recent 1-for-4 reverse stock split, the Company had fewer than the 500,000 publicly held shares required under Nasdaq Listing Rule 5550(a)(4) (the “Publicly Held Shares Requirement”). The Determination Letter further stated that based on the Company’s correspondence with Nasdaq on August 21, 2026, Nasdaq determined that the Company complies with the Publicly Held Shares Requirement as of August 21, 2026 and no further action is required.

The Determination Letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market, and the Company’s common stock will continue to trade under the symbol “PFSA” during the compliance period.

The Company intends to continue to monitor its compliance with all applicable Nasdaq continued listing requirements.

This report is being filed to comply with Nasdaq Listing Rule 5810(b), which requires prompt public disclosure of receipt of the Determination Letter. The Company will also submit the announcement to Nasdaq’s MarketWatch Department as required by Nasdaq rules.

Forward-Looking Statements. This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the outcome of the Panel’s pending decision regarding the Company’s compliance with the Bid Price Rule, MVLS Rule, and the MVPHS Rule, the Company’s ability to regain compliance with Nasdaq listing standards, the potential conversion of the Note into shares of Common Stock pursuant to the Note Modification and Conversion Agreement, and the effect of the Warrant Amendment on the Holder’s rights in connection with Fundamental Transactions. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties, many of which are beyond management’s control, that could cause actual results to differ materially from those described in the forward-looking statements, as well as risks relating to general economic conditions, market conditions, interest rates, and other factors. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 31, 2026	Profusa, Inc.

	By:	/s/ Jack Stover
	Name:	Jack Stover
	Title:	Chief Executive Officer

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